Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

CNFinance Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share(4)	457(o)	(1)	(2)	$ 100,000,000	$ 0.0001091	$ 10,910.00
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$ 100,000,000		$ 10,910.00
	Total Fees Previously Paid							$ 10,910.00
	Total Fee Offsets							$ 0.00
	Net Fee Due							$ 0.00

(1)	There are being registered hereunder such indeterminate number of ordinary shares as will have an aggregate initial offering price not to exceed $100,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), in the case of securities being offered by the Registrant of Regulation C under the Securities Act.

(4)	These ordinary shares may be represented by American depositary shares (“ADSs”). Each ADS represents 20 ordinary shares, par value US$0.0001 per share. The ADSs issuable on deposit of the ordinary shares registered hereby have been registered under the registration statement on Form F-6 (File No. 333-228089) as amended, initially filed with the Securities and Exchange Commission on October 31, 2018.